Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements pertaining to the ZOLL Medical Corporation 1992 Stock Option Plan (Form S-8 Nos. 333-68403, 33-90764, 33-56244, and 333-101839), the 1996 Non-Employee Directors’ Stock Option Plan (Form S-8 No. 333-101839 and 333-68401) the 401(k) Saving Plan (Form S-8 Nos. 333-38048 and 333-137245), the 2001 Stock Incentive Plan (Form S-8 Nos. 333-101839, 333-120310 and 333-132804), the 2006 Non-Employee Director Stock Option Plan (No. 333-132804), and the Registration Statement on Form S-3 (No. 333-120454) of our reports dated December 11, 2006, with respect to the consolidated financial statements and schedule of ZOLL Medical Corporation, ZOLL Medical Corporation’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ZOLL Medical Corporation included in this Annual Report (Form 10-K) for the year ended October 1, 2006.

/s/ ERNST & YOUNG LLP

December 11, 2006

Boston, Massachusetts